Exhibit 99.1

Press Release
Contact:	Michael N. Murdock	FOR RELEASE
	Chief Financial Officer	NOVEMBER 8, 2006
	(214) 303-2717	6:00 AM CT
michael.murdock@radiologix.com

RADIOLOGIX, INC. REPORTS THIRD QUARTER 2006 RESULTS

DALLAS, November 8 — Radiologix, Inc. (Amex: RGX), a leading national provider of diagnostic imaging services, today announced financial results for its third quarter ended September 30, 2006.

Select Financial Information

(in thousands of dollars)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2006	2005	2006	2005
		(As restated)		(As restated)
Service fee revenue	$63,643	$62,259	$193,889	$189,320
Service fee revenue excluding terminated operations	$63,643	$62,258	$193,889	$188,352

EBITDA from continuing operations[1]	$11,646	$11,166	$35,390	$34,854
EBITDA from continuing operations excluding terminated operations[1]	$11,630	$11,222	$35,367	$34,640

Net income (loss)	$(714)	$(365)	$1,563	$1,794
Income (loss) from continuing operations	$(732)	$217	$1,268	$2,780
Income (loss) from continuing operations excluding terminated operations[1]	$(748)	$254	$1,245	$2,655

[1]	As defined and reconciled below

Third Quarter 2006 Results

For the third quarter ended September 30, 2006, service fee revenue was $63.6 million, compared to $62.3 million for the third quarter of 2005. Radiologix incurred a net loss of $714,000, or $0.03 per diluted share, compared to a net loss of $365,000 or $0.02 per diluted share for the third quarter of 2005.

•	Service fee revenue excluding terminated operations was $63.6 million, compared to $62.3 million for the third quarter of 2005.

•	Loss from continuing operations was $732,000, compared to income of $217,000 for the third quarter of 2005.

•	Loss from continuing operations excluding terminated operations was $748,000, compared to income of $254,000 for the third quarter of 2005.

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Radiologix, Inc. Reports Third Quarter 2006 Results

November 8, 2006

•	EBITDA was $11.6 million, compared to $11.2 million for the third quarter of 2005.

•	EBITDA excluding terminated operations was $11.6 million, compared to $11.2 million for the third quarter of 2005.

Year to Date September 30, 2006 Results

For the nine months ended September 30, 2006, service fee revenue was $193.9 million, compared to $189.3 million for the nine months ended September 30, 2005. Radiologix earned net income of $1.6 million, or $0.07 per diluted share, compared to net income of $1.8 million or $0.08 per diluted share for the nine months ended September 30, 2005.

•	Service fee revenue excluding terminated operations was $193.9 million, compared to $188.4 million for the nine months ended September 30, 2005.

•	Income from continuing operations was $1.3 million, compared to $2.8 million for the nine months ended September 30, 2005.

•	Income from continuing operations excluding terminated operations was $1.2 million, compared to $2.7 million for the nine months ended September 30, 2005.

•	EBITDA was $35.4 million, compared to $34.9 million for the nine months ended September 30, 2005.

•	EBITDA excluding terminated operations was $35.4 million, compared to $34.6 million for the nine months ended September 30, 2005.

Restated 2005 Results

As we discussed in our 2005 Form 10-K, in addition to restating our financial statements for the year ended December 31, 2004, the Company restated its financial statements for each of the three quarters ended March 31, June 30, and September 30, 2005 to correct the accounting treatment of the PresGar equipment lease contract acquired on October 31, 2004, for $13.9 million. This restatement also resulted in a revision of our tax expense for the three and nine months ended September 30, 2005. The impact of the restatement in the three months ended September 30, 2005 is a reduction in depreciation and amortization expense of $0.2 million, an increase in income tax expense of $0.4 million, and a reduction in net income of $0.2 million. The impact of the restatement in the nine months ended September 30, 2005 is a reduction in depreciation and amortization expense of $0.6 million, a reduction in income tax expense of $0.2 million, and an increase in net income of $0.8 million. The financial information contained in this press release reflects these restated amounts.

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Radiologix, Inc. Reports Third Quarter 2006 Results

November 8, 2006

Charges and Gains

Radiologix recorded the following pre-tax charges and gains to continuing operations, excluding terminated operations, during the third quarter of 2006 and 2005:

•	$1.0 million in the third quarter of 2006 and zero in the third quarter of 2005 to record expenses related to the pending merger with Primedex Health Systems, Inc. (See below);

•	$388,000 in the third quarter of 2006 and $182,000 in the third quarter of 2005 to record stock based compensation expense; and

•	$105,000 gain in the third quarter of 2006 and zero gain in the third quarter of 2005 to record net gains on sales of diagnostic imaging equipment.

For the nine months ended September 30, 2006 and 2005, Radiologix recorded the following pre-tax charges and gains to continuing operations, excluding terminated operations:

•	$1.0 million for the nine months ended September 30, 2006 and zero for the nine months ended September 30, 2005 to record expenses related to the pending merger with Primedex Health Systems, Inc. (See below);

•	$1.1 million for the nine months ended September 30, 2006 and $395,000 for the nine months ended September 30, 2005 to record stock based compensation expense; and

•	$857,000 gain for the nine months ended September 30, 2006 and $651,000 gain for the nine months ended September 30, 2005 to record net gains on sales of diagnostic imaging equipment.

Income Taxes

Due to losses for the last three years, it is uncertain if our deferred tax assets will be realized. Valuation allowances for net deferred tax assets were recorded in 2004 and 2005. The tax provision of $0.2 million and $0.4 million for the three and nine months ended September 30, 2006, respectively, is for state income taxes and federal alternative minimum tax.

Balance Sheet

Cash and cash equivalents were $49.8 million at September 30, 2006, compared to $36.0 million at December 31, 2005, primarily reflecting continued strong cash collections during the nine months ended September 30, 2006.

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Radiologix, Inc. Reports Third Quarter 2006 Results

November 8, 2006

Net debt (total debt less cash and cash equivalents and restricted cash) was $114.8 million at September 30, 2006, compared to net debt of $128.7 million at December 31, 2005. Total debt was $170.3 million at September 30, 2006 and December 31, 2005.

Days sales outstanding (DSO) was 48 days for September 30, 2006 compared to 48 days for December 31, 2005.

Plan of Merger With Primedex Health Systems, Inc.

On July 6, 2006, the Company entered into a Merger Agreement with Primedex Health Systems, Inc. in which a wholly owned subsidiary of Primedex will merge with and into Radiologix. The transaction will create the largest owner and operator of fixed-site diagnostic imaging centers in the United States, with 131 locations.

Under the terms of the Merger Agreement, which has been approved by each company’s Board of Directors, Radiologix shareholders will receive an aggregate consideration of 22,621,922 shares of Primedex common stock and $42.95 million in cash. Based upon the closing price of $2.69 for Primedex common stock as of October 6, 2006, the record date for the stockholder meetings, each Radiologix stockholder would receive $1.78 in cash for each Radiologix share, plus one share of Primedex common stock for total consideration valued at $4.47 per share. Upon completion of the merger, we estimate that, subject to adjustment as described above, Radiologix’s former stockholders will own approximately 33.9% of the outstanding shares of Primedex common stock, based on the number of shares of Radiologix and Primedex common stock outstanding on the record date.

The merger is expected to be completed on November 15, 2006, subject to regulatory approvals, the approvals of Primedex’s and Radiologix’s stockholders, as well as other customary closing conditions.

Sarbanes-Oxley Section 404

As noted in our 2005 Form 10-K, subsequent to December 31, 2005, but prior to the finalization of our 2005 consolidated financial statements, Radiologix placed into operation new controls to address the material weakness we identified in our accounting for lease terminations. These new controls include a more thorough and detailed review of material unusual transactions by senior financial officers, and outside accounting experts if deemed necessary.

We believe these new controls have remediated the material weakness that existed as of December 31, 2005, and that these controls operated effectively during the nine months ended September 30, 2006.

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Radiologix, Inc. Reports Third Quarter 2006 Results

November 8, 2006

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not derived in accordance with GAAP. Radiologix uses both GAAP and non-GAAP metrics to measure its financial results. We believe that, in addition to GAAP metrics, these non-GAAP metrics assist Radiologix in measuring its cash-based performance.

Radiologix believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company’s financial condition against other quarters.

As Radiologix has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting.

Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables below.

Income from continuing operations is defined as income from continuing operations calculated in accordance with GAAP.

Income from continuing operations excluding terminated operations is defined as income from continuing operations excluding terminated San Antonio and certain Mid-Atlantic operations.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization, each from continuing operations, plus restricted stock compensation expense, and is reconciled to its nearest comparable GAAP financial measure.

EBITDA from continuing operations excluding terminated operations is defined as EBITDA excluding terminated San Antonio and certain Mid-Atlantic operations.

EBITDA and EBITDA from continuing operations excluding terminated operations are non-GAAP financial measures used as analytical indicators by Radiologix management and the healthcare industry to assess business performance. They also serve as measures of leverage capacity and ability to service debt.

EBITDA and EBITDA from continuing operations excluding terminated operations should not be considered measures of financial performance under GAAP, and the items

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Radiologix, Inc. Reports Third Quarter 2006 Results

November 8, 2006

excluded from EBITDA and EBITDA from continuing operations excluding terminated operations should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.

As EBITDA and EBITDA from continuing operations excluding terminated operations are not measurements determined in accordance with GAAP and are therefore susceptible to varying methods of calculation, these metrics, as presented, may not be comparable to other similarly titled measures of other companies.

About Radiologix

Radiologix (http://www.radiologix.com) is a leading national provider of diagnostic imaging services, owning and operating multi-modality diagnostic imaging centers that use advanced imaging technologies such as positron emission tomography (PET), magnetic resonance imaging (MRI), computed tomography (CT) and nuclear medicine, as well as x-ray, general radiography, mammography, ultrasound and fluoroscopy. The diagnostic images created, and the radiology reports based on these images, enable more accurate diagnosis and more efficient management of illness for ordering physicians. Radiologix owned or operated 68 diagnostic imaging centers located in 7 states as of September 30, 2006.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include words such as “may,” “will,” “would,” “could,” “likely,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect” or “anticipate” and other similar words, and include all discussions about our acquisition and development plans. We do not guarantee that the events described in this press release will occur as described, or that any positive trends noted in this press release will continue.

These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in, or suggested by, such forward-looking statements are reasonable, we may not achieve such plans or objectives. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

Specific factors that might cause actual results to differ from our expectations include, but are not limited to:

•	economic, demographic, business and other conditions in our markets;

•	the highly competitive nature of the healthcare business;

•	changes in patient referral patterns;

•	changes in the rates or methods of third-party reimbursement for diagnostic imaging services;

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Radiologix, Inc. Reports Third Quarter 2006 Results

November 8, 2006

•	changes in our contracts with radiology practice groups;

•	changes in the number of radiologists operating in our contracted radiology practice groups;

•	the ability to recruit and retain technologists;

•	the availability of additional capital to fund capital expenditure requirements;

•	lawsuits against Radiologix and our contracted radiology practice groups;

•	changes in operating margins, particularly changes due to our managed care contracts and capitated fee arrangements;

•	failure by Radiologix to comply with state and federal anti-kickback and anti-self referral laws or any other applicable healthcare regulations;

•	changes in business strategy and development plans;

•	changes in federal, state or local regulations affecting the healthcare industry;

•	our indebtedness, debt service requirements and liquidity constraints;

•	risks related to our Senior Notes and healthcare securities generally;

•	interruption of operations due to severe weather or other extraordinary events;

•	charges for unusual or infrequent (non-recurring) matters; and

•	risks related to certain closing provisions of the merger with Primedex that, if not satisfied or waived, will result in the merger not being completed.

A more comprehensive list of such factors is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and our other filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made. The information in this press release is as of November 8, 2006. Radiologix undertakes no obligation to update any forward-looking statement or statements to reflect new events or circumstances or future developments.

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Radiologix, Inc. Reports Third Quarter 2006 Results

November 8, 2006

Radiologix, Inc.

Consolidated Balance Sheets

(In thousands)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,753	$36,004
Restricted cash	5,800	5,662
Accounts receivable, net of allowances	42,500	40,815
Due from affiliates	705	1,737
Federal and state income tax receivable	6,064	6,189
Other current assets	4,993	5,491

Total current assets	$109,815	$95,898
Property and equipment, net	64,893	67,965
Investments in joint ventures	9,757	10,597
Intangible assets, net	51,551	54,050
Deferred financing costs, net	3,704	4,942
Other assets	586	1,076

Total assets	$240,306	$234,528

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued expenses	$7,931	$10,157
Accrued physician retention	7,536	7,051
Accrued salaries and benefits	8,335	6,987
Accrued interest	4,836	685
Current maturities of capital lease obligations	34	32
Other current liabilities	409	477

Total current liabilities	$29,081	$25,389
Long-term debt, net of current portion	158,270	158,270
Convertible debt	11,980	11,980
Capital lease obligations, net of current portion	36	62
Deferred revenue	6,187	6,494
Other liabilities	1,915	1,488

Total liabilities	$207,469	$203,683

Commitments and contingencies
Minority interests in consolidated subsidiaries	1,168	1,874
STOCKHOLDERS’ EQUITY:
Common stock	2	2
Treasury stock	(180)	(180)
Additional paid-in capital	16,750	15,615
Retained earnings	15,097	13,534

Total stockholders’ equity	$31,669	$28,971

Total liabilities and stockholders’ equity	$240,306	$234,528

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Radiologix, Inc. Reports Third Quarter 2006 Results

November 8, 2006

Radiologix, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2006	2005	2006	2005
		(As restated)		(As restated)
Service fee revenue	$63,643	$62,258	$193,889	$189,320
Costs of operations:
Cost of services	40,387	40,389	121,635	120,838
Equipment lease	4,111	3,545	11,753	9,582
Provision for doubtful accounts	5,489	4,521	16,376	13,647
Depreciation and amortization	6,432	5,931	18,456	17,433

Gross profit	$7,224	$7,872	$25,669	$27,820

Merger costs	1,049	—	1,049	—
Corporate general and administrative	3,174	3,862	12,338	13,195
Interest expense, net, including amortization of deferred financing costs	4,325	4,561	13,128	13,802

Income (loss) before equity in earnings of unconsolidated affiliates, minority interests in consolidated subsidiaries, income taxes and discontinued operations	$(1,324)	$(551)	$(846)	$823

Equity in earnings of investments	939	1,227	3,009	2,888
Minority interests in income of consolidated subsidiaries	(163)	(184)	(541)	(487)

INCOME (LOSS) BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$(548)	$492	$1,622	$3,224
Income tax expense	184	275	354	444

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(732)	$217	$1,268	$2,780

Discontinued Operations:
Income (loss) from discontinued operations before income taxes	18	(582)	295	(986)
Income tax expense	—	—	—	—

Income (loss) from discontinued operations	$18	$(582)	$295	$(986)

NET INCOME (LOSS)	$(714)	$(365)	$1,563	$1,794

INCOME (LOSS) PER COMMON SHARE
Income (loss) from continuing operations—basic	$(0.03)	$0.01	$0.06	$0.13
Income (loss) from discontinued operations—basic	$—	$(0.03)	$0.01	$(0.05)

Net income (loss)—basic	$(0.03)	$(0.02)	$0.07	$0.08

Income (loss) from continuing operations—diluted	$(0.03)	$0.01	$0.06	$0.13
Income (loss) from discontinued operations—diluted	$—	$(0.03)	$0.01	$(0.05)

Net income (loss)—diluted	$(0.03)	$(0.02)	$0.07	$0.08

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	22,242,417	22,138,145	22,242,417	22,030,959
Diluted	22,242,417	22,411,042	22,279,253	22,342,653

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Radiologix, Inc. Reports Third Quarter 2006 Results

November 8, 2006

Radiologix, Inc.

Reconciliation of Non-GAAP Financial Information

(In thousands)

Reconciliation of Income from Continuing Operations to EBITDA from Continuing Operations	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2006	2005	2006	2005
		(As restated)		(As restated)
GAAP: Income (loss) from continuing operations	$(732)	$217	$1,268	$2,780
Add: Income tax expense	184	275	354	444
Add: Interest expense, net	4,325	4,561	13,128	13,802
Add: Depreciation and amortization	6,432	5,931	18,456	17,433
Add: Restricted stock compensation expense	388	182	1,135	395
Add: Merger costs	1,049	—	1,049	—

EBITDA from continuing operations	$11,646	$11,166	$35,390	$34,854

Radiologix, Inc.

Reconciliation of Non-GAAP Financial Information, Excluding Terminated Operations

(In thousands)

Reconciliation of Income from Continuing Operations to EBITDA from Continuing Operations, Excluding Terminated Operations	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2006	2005	2006	2005
		(As restated)		(As restated)
GAAP: Income (loss) from continuing operations, excluding terminated operations	$(748)	$254	$1,245	$2,655
Add: Income tax expense	184	295	354	357
Add: Interest expense, net	4,325	4,560	13,128	13,801
Add: Depreciation and amortization	6,432	5,931	18,456	17,432
Add: Restricted stock compensation expense	388	182	1,135	395
Add: Merger costs	1,049	—	1,049	—

EBITDA from continuing operations excluding terminated operations	$11,630	$11,222	$35,367	$34,640

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Radiologix, Inc. Reports Third Quarter 2006 Results

November 8, 2006

Radiologix, Inc.

Reconciliation of Financial Information, Excluding Terminated Operations

(In thousands)

	For the Three Months Ended September 30, 2006
	Radiologix	Terminated Operations	Radiologix Excluding Terminated Operations
Service fee revenue	$63,643	$—	$63,643
Costs of operations:
Cost of services	40,387	1	40,386
Equipment lease	4,111	—	4,111
Provision for doubtful accounts	5,489	(17)	5,506
Depreciation and amortization	6,432	—	6,432

Gross profit	$7,224	$16	$7,208

Merger costs	1,049	—	1,049
Corporate general and administrative	3,174	—	3,174
Interest expense, net, including amortization of deferred financing costs	4,325	—	4,325

Income (loss) before equity in earnings of unconsolidated affiliates, minority interests in consolidated subsidiaries, income taxes and discontinued operations	$(1,324)	$16	$(1,340)

Equity in earnings of unconsolidated affiliates	939	—	939

Minority interests in income of consolidated subsidiaries	(163)	—	(163)

INCOME (LOSS) BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$(548)	$16	$(564)

Income tax expense	184	—	184

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(732)	$16	$(748)

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Radiologix, Inc. Reports Third Quarter 2006 Results

November 8, 2006

Radiologix, Inc.

Reconciliation of Financial Information, Excluding Terminated Operations

(In thousands)

	For the Three Months Ended September 30, 2005 (As restated)
	Radiologix	Terminated Operations	Radiologix Excluding Terminated Operations
Service fee revenue	$62,258	$(1)	$62,259
Costs of operations:
Cost of services	40,389	48	40,341
Equipment lease	3,545	8	3,537
Provision for doubtful accounts	4,521	(1)	4,522
Depreciation and amortization	5,931	—	5,931

Gross profit	$7,872	$(56)	$7,928

Merger costs	—	—	—
Corporate general and administrative	3,862	—	3,862
Interest expense, net, including amortization of deferred financing costs	4,561	1	4,560

Loss before equity in earnings of unconsolidated affiliates, minority interests in consolidated subsidiaries, Income taxes and discontinued operations	$(551)	$(57)	$(494)

Equity in earnings of unconsolidated affiliates	1,227	—	1,227

Minority interests in income of consolidated subsidiaries	(184)	—	(184)

INCOME (LOSS) BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$492	$(57)	$549

Income tax expense (benefit)	275	(20)	295

INCOME (LOSS) FROM CONTINUING OPERATIONS	$217	$(37)	$254

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Radiologix, Inc. Reports Third Quarter 2006 Results

November 8, 2006

Radiologix, Inc.

Reconciliation of Financial Information, Excluding Terminated Operations

(In thousands)

	For the Nine Months Ended September 30, 2006
	Radiologix	Terminated Operations	Radiologix Excluding Terminated Operations
Service fee revenue	$193,889	$—	$193,889
Costs of operations:
Cost of services	121,635	16	121,619
Equipment lease	11,753	8	11,745
Provision for doubtful accounts	16,376	(47)	16,423
Depreciation and amortization	18,456	—	18,456

Gross profit	$25,669	$23	$25,646

Merger costs	1,049	—	1,049
Corporate general and administrative	12,338	—	12,338
Interest expense, net, including amortization of deferred financing costs	13,128	—	13,128

Income (loss) before equity in earnings of unconsolidated affiliates, minority interests in consolidated subsidiaries, Income taxes and discontinued operations	$(846)	$23	$(869)

Equity in earnings of unconsolidated affiliates	3,009	—	3,009

Minority interests in income of consolidated subsidiaries	(541)	—	(541)

INCOME BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$1,622	$23	$1,599

Income tax expense	354	—	354

INCOME FROM CONTINUING OPERATIONS	$1,268	$23	$1,245

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Radiologix, Inc. Reports Third Quarter 2006 Results

November 8, 2006

Radiologix, Inc.

Reconciliation of Financial Information, Excluding Terminated Operations

(In thousands)

	For the Nine Months Ended September 30, 2005 (As restated)
	Radiologix	Terminated Operations	Radiologix Excluding Terminated Operations
Service fee revenue	$189,320	$968	$188,352
Costs of operations:
Cost of services	120,838	486	120,352
Equipment lease	9,582	26	9,556
Provision for doubtful accounts	13,647	242	13,405
Depreciation and amortization	17,433	1	17,432

Gross profit	$27,820	$213	$27,607

Merger costs	—	—	—
Corporate general and administrative	13,195	—	13,195
Interest expense, net, including amortization of deferred financing costs	13,802	1	13,801

Income before equity in earnings of unconsolidated affiliates, minority interests in consolidated subsidiaries, Income taxes and discontinued operations	$823	$212	$611

Equity in earnings of unconsolidated affiliates	2,888	—	2,888

Minority interests in income of consolidated subsidiaries	(487)	—	(487)

INCOME BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$3,224	$212	$3,012

Income tax expense	444	87	357

INCOME FROM CONTINUING OPERATIONS	$2,780	$125	$2,655

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